UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 28, 2022

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	HMST	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

EXPLANATORY NOTE

On October 3, 2022, HomeStreet Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) with the U.S. Securities and Exchange Commission (“SEC”) to report that, on September 28, 2022, the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company had dismissed Deloitte & Touche LLP (“Deloitte”) and engaged Crowe LLP (“Crowe”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, each effective immediately after the Company files its Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC.

This Amendment No. 1 to the Current Report on Form 8-K/A amends the Original 8-K to update the disclosures contained in the Original 8-K, and to confirm, as noted in Item 4.01 below, that Deloitte’s dismissal as the Company’s independent registered public accounting firm and the appointment of Crowe as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, each became effective on March 3, 2023.

Item 4.01	Changes in Registrant’s Certifying Accountant
As previously reported in the Original 8-K, on September 28, 2022, the Audit Committee, after conducting a request for proposal process, approved the appointment of Crowe as the Company’s new independent registered public accounting firm for the fiscal year ending December 31, 2023, and related interim periods. Deloitte continued as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022. On March 3, 2023, Deloitte’s dismissal as the Company’s independent registered public accounting firm and the engagement of Crowe as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, each became effective, immediately after the Company filed its Annual Report on Form 10-K for the year ended December 31, 2022 with the SEC.

Deloitte’s reports on the Company’s consolidated financial statements and the effectiveness of internal control over financial reporting, which were included in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2022 and 2021, did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through March 3, 2023, there were: (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Deloitte’s satisfaction, would have caused Deloitte to make reference thereto in Deloitte’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company has provided Deloitte with a copy of the foregoing disclosures and has requested that Deloitte furnish a letter addressed to the SEC stating whether or not it agrees with the foregoing disclosures. A copy of Deloitte’s letter, dated March 3, 2023, is filed as Exhibit 16.1 hereto.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through March 3, 2023, neither the Company nor anyone on its behalf has consulted with Crowe regarding: (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company that Crowe concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue; (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K; or (iii) any “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.
Exhibit 16.1	Letter from Deloitte & Touche LLP to the Securities and Exchange Commission dated March 3, 2023
Exhibit 104	Cover Page Interactive Data File (embedded within with Inline XBRL)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2023

HomeStreet, Inc.

By:	/s/ John M. Michel
John M. Michel
Executive Vice President and Chief Financial Officer